EXHIBIT 10.2

DAVE WEISMAN NAMED CHAIRMAN OF USURF AMERICA'S BOARD OF DIRECTORS
10/5/2004

DENVER, OCT. 5 /PRNEWSWIRE-FIRSTCALL/ -- Usurf America, Inc. (BULLETIN BOARD:
USUR) , a leading provider of voice, video and high-speed broadband communications services, announced today that broadband and communications industry veteran Dave Weisman, is joining its Board of Directors and will serve as its Chairman, effective immediately.

In his role as Chairman, Weisman will oversee a comprehensive expansion program that will include restructuring the company, strengthening its management team and Board of Directors and refocusing the company's resources to maximize revenue growth and customer satisfaction.

Commenting on Weisman's election, Usurf America CEO Doug McKinnon said, "We are very excited to have attracted such a proven executive to lead our Board. Dave's superior combination of communications industry knowledge, established relationships and leadership abilities are just what Usurf needs to fully realize the company's potential for the benefit of Usurf's customers and shareholders."

"Usurf America is well positioned to capitalize on the significant growth in the wireless and broadband services markets," commented Weisman. "We intend to unlock shareholder value by leveraging the company's technologies and assets, establishing key strategic partnerships that can drive revenue growth and entering lucrative new markets."

Weisman brings more than 19 years of senior level management experience with both high-growth startup and established technology and communications companies to Usurf. Weisman currently serves as Chairman and CEO of broadband and communications technology and services company, Eagle Broadband, where he has led a highly successful corporate restructuring and turnaround that has established the company as a broadband market leader and created more than $200 Million in shareholder value. Before Eagle Broadband, he was Vice President, Sales & Marketing at security software firm IP Dynamics where he built and led sales and marketing organizations and successfully launched the company into the enterprise, service provider and government/military markets. Prior to IP Dynamics, Weisman co-founded and was Vice President, Sales and Marketing for Canyon Networks, a telecommunications equipment startup focused on broadband subscriber services provisioning and management for major telcos and service providers.

He was also Vice President, Marketing and Customer Service for multi-service WAN equipment provider, ACT Networks, where he led all product management, marketing and customer support activities until the company's $275 million acquisition by Clarent Corporation. Weisman also co-founded and served as Vice President, Sales & Marketing for the commercial broadband networking company Thomson Enterprise Networks where he was instrumental in winning a $450 million multi-media, broadband network contract with the British Army and the company's subsequent acquisition in 1999. Prior to Thomson, he held senior marketing positions at Adaptive Corporation (acquired in 1994) where he developed and launched the industry's first ATM network switch and networking company Retix (IPO in 1992). Weisman also founded and was CEO of a consumer products distribution company, which he grew to $12 million in sales and subsequently sold in 1987 for $13 million.

Weisman also served as a pilot with the United States Air Force Reserve and saw active combat duty in Central America and Operation Desert Storm. He holds a B.A. in Economics and International Relations from U.C.L.A.

About Usurf America, Inc.
Based in Colorado Springs, Colo., Usurf America is implementing specific strategies designed to leverage the Company's IP-based software technology enabling fully ubiquitous voice, video and data product deployments in targeted geographic regions of the United States. For more information about Usurf America, please visit the Company's Web site at http://www.usurf.com/.


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SAFE HARBOR STATEMENT: Some information in this release is forward looking.
These forward-looking statements may be affected by the risks and uncertainties in Usurf America's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Usurf America's Securities and Exchange Commission filings. Usurf America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Usurf America. There are many factors that will determine whether Usurf America will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. Usurf America undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

For further information please contact: Jim Mills, J.F. Mills/Worldwide for Usurf America, Inc., +1-303-639-6186, jfmills@jfmillsworldwide.com.